VOID AFTER 5:00 P.M., EASTERN STANDARD TIME ON NOVEMBER 28, 2000.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF (COLLECTIVELY THE "SECURITIES") HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR
OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HALSEY DRUG CO., INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                              HALSEY DRUG CO., INC.

              REDEEMABLE COMMON STOCK PURCHASE WARRANT CERTIFICATE
                               TO PURCHASE 33,000
                             SHARES OF COMMON STOCK



Certificate  No. W-5

         This   Warrant   Certificate   certifies   that   William  W.   Priest,
SS####-##-#### residing at 2 E. 70th Street, New York, New York 10021, or registered assigns, is the registered Holder (the "Holder") of 33,000 Redeemable Common Stock Purchase Warrants (the "Warrants") to purchase shares of the common stock, $.01 par value (the "Common Stock") of Halsey Drug Co., Inc., a New York corporation (the "Company").

         The Warrants represented by this Warrant Certificate were issued as a component of a Unit offered by the Company pursuant to a certain Private Placement Memorandum dated November 20, 1995 (the "Private Placement Memorandum"). In addition to Warrants to purchase 600 shares of Common Stock, each Unit consists of a Convertible Subordinated Debenture of the Company in the principal amount of $10,000 (the "Debentures").

         THIS WARRANT IS REDEEMABLE AT THE OPTION OF THE COMPANY UNDER CERTAIN CIRCUMSTANCES. SEE SECTION 11.

         1.       EXERCISE OF WARRANT.

                  (A) Each Warrant enables the Holder, subject to the provisions of this Warrant Certificate to purchase from the Company at any time and from time to time commencing on the date of issuance (the "Initial Exercise Date") through and including 5:00 p.m., Eastern Standard Time on November 28, 2000 (the "Expiration Date") one (1) fully paid and non-assessable share of Common Stock ("Shares") upon due presentation and surrender of this Warrant Certificate accompanied by payment of the purchase price of $2.50 per Share (the "Exercise Price"). Payment shall be made in lawful money of the United States of America by certified check payable to the Company at its principal office at 1827 Pacific Street, Brooklyn, New York 11233. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.

                  (B) This Warrant Certificate is exercisable at any time on or after the Initial Exercise Date in whole or in part by the Holder in person or by attorney duly authorized in writing at the principal office of the Company.

         2.       EXCHANGE, FRACTIONAL SHARES, TRANSFER.

                  (A) Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised;

                  (B) Anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a Share an amount of cash based upon the current public market value (or book value, if there shall be no public market value) for Shares purchasable upon exercise hereof, as determined in accordance with subparagraph (A) of Section 11 hereof;

                  (C) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever; and

                  (D) This Warrant Certificate may not be transferred except in compliance with the provisions of the Act or applicable state securities laws and in accordance with the provisions of Section 12 hereof.

         3. RIGHTS OF A HOLDER. No Holder shall be deemed to be the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

         4. REGISTRATION OF TRANSFER. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants in accordance with the provisions of Section 2(D) hereof (a "Permitted Transfer"), the Company shall issue and register the Warrants in the names of the new Holder. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Upon any Permitted Transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrants shall be cancelled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price at any time after the Initial Exercise Date, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of such Warrants and payment of the purchase price; provided, however, that if, at the date of surrender and payment, the transfer books of the Company shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange or interdealer quotation system, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either as an entirety or from time to time for only part of the Shares at any time on or after the Initial Exercise Date.

         5. STAMP TAX. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         6. DESTROYED, LOST, STOLEN OR MUTILATED CERTIFICATES. In case this Warrant Certificate shall be destroyed, lost, stolen or mutilated, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such destruction, loss, theft or mutilation and an indemnity, if requested, also satisfactory to it.

         7. RESERVED SHARES. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such Shares will not give rise to preemptive rights in favor of existing stockholders.

         8.       ANTI-DILUTION PROVISIONS.

                  (A) Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the exercise of this Warrant: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Warrant, the Holder shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from such transfer, or such assets of the Company, which it would have been entitled to receive had it exercised this Warrant prior to the happening of any of the foregoing events.

                  (B) Notice of Certain Transactions. If, at any time while this
Warrant is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company shall cause notice thereof to be mailed to the registered holder of this Warrant at its address appearing on the registration books of the Company, at least 30 days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least 30 days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

                  (C) Adjustments to Exercise Price. If at any time after the date of issuance hereof the Company shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities") other than:

                       (i)  shares   issued  in  a   transaction   described  in
subparagraph (D) of this Paragraph 8; or

                       (ii) shares issued, subdivided or combined in transactions described in subparagraph (A) of this Paragraph 8 if and to the extent that an adjustment to the Exercise Price shall have been previously made pursuant to subparagraph (A) of this Paragraph 8 as a result of such issuance, subdivision or combination of such securities;

for a consideration per share which is less than the lower of (i) the Exercise Price or (ii) the Fair Market Value (as hereinafter defined) of the Common Stock, then the Exercise Price in effect immediately prior to such issuance or sale (the "Applicable Exercise Price") shall, and thereafter upon each issuance or sale, the Applicable Exercise Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Exercise Price shall equal a price determined by multiplying the Applicable Exercise Price by a fraction, the numerator of which shall be:

                   (a) the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the number of shares of Common Stock which the aggregate consideration received, as determined in accordance with subparagraph (E) below for the issuance or sale of such additional Common Stock or Convertible Securities deemed to be an issuance of Common Stock as provided in subparagraph (F) below, would purchase (including any consideration received by the Company upon the issuance of any shares of Common Stock or Convertible Securities since the date the Applicable Exercise Price became effective not previously included in any computation resulting in an adjustment pursuant to this subparagraph (C)) at the higher of (i) the Applicable Exercise Price or (ii) the Fair Market Value of the Common Stock; and the denominator of which shall be

                   (b) the total number of shares of Common Stock outstanding (or deemed to be outstanding as provided in subparagraph (E)) immediately after the issuance or sale of such additional shares.

           For purposes of this Section 8(c), "Fair Market Value" shall mean the average of the closing price of the Common Stock as listed and reported on the American Stock Exchange or in the NASDAQ National Market or Small-Cap Market System for each of the twenty (20) consecutive trading days prior to such issuance or sale.

If, however, the Applicable Exercise Price thus obtained would result in the issuance of a lesser number of shares upon conversion than would be issued at the initial Exercise Price specified in Paragraph 1, the Applicable Exercise Price shall be such initial Exercise Price.

           Upon each adjustment of the Exercise Price pursuant to this Subsection (C) the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest tenth) purchasable at the Applicable Exercise Price multiplied by a fraction, the numerator of which shall be Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

                  (D) Exclusions. Anything in this Paragraph 8 to contrary notwithstanding, no adjustment in the Exercise Price shall be made in connection with:

                       (i) the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement adopted by the Company's Board of Directors, as may be amended from time to time;

                       (ii) The annual grant of options to Joseph F. Limongelli to purchase up to 10,000 shares of the Company's Common Stock at an exercise price equal to the closing price of the Company's Common Stock as reported on the American Stock Exchange, or successor Exchange or over-the-counter market on which the Common Stock is then traded, on the date of grant; or

                       (iii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof including, without limitation, the exercise of any Warrant issued in the same placement of securities in which this Warrant was issued by the Company, whether or not outstanding on the issuance date hereof.

                  (E)   Calculation  of   Consideration.   For  the  purpose  of
subparagraph (C) above, the following provisions shall also be applied:

                       (i) In case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensations or other expenses paid or incurred by the Company for any underwriting or placement of, or otherwise in connection with the issuance or sale of such shares.

                       (ii) In case of the issuance of Convertible Securities, the consideration received by the Company therefor shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or Convertible Securities, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company on conversion of such Convertible Securities.

                       (iii) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accredited value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

                       (iv) In case of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensations incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such conversion or exchange other than a payment in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Company upon such conversion or exchange shall be determined in the same manner as provided in subparagraphs (E)(i) and (E)(iii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

                       (v) In the case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue Common Stock as a dividend, no adjustment of the Applicable Exercise Price shall be required by reason of the fixing of such record date.


                  (F) Deemed Issuances of Common Stock. For purposes of the adjustments provided for in subparagraph (C) above, if at any time, the Company shall issue any Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

                  (G) Readjustments of Exercise Price. On the expiration, cancellation or redemption of any Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such expired, cancelled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made only on the basis of the Exercise Price as readjusted under this subparagraph (G) for all transactions (which would have affected such adjusted Exercise Price) made after the issuance or sale of such Convertible Securities.

                  (H) Carry Forwards. Anything in this Paragraph 8 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this subparagraph (H) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Paragraph 8 shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

                  (I) Notice of Adjustments. Upon any adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         9. CONSOLIDATION OR MERGER. The Company covenants and agrees that it will not merge or consolidate with or into or sell or otherwise transfer all or substantially all of its assets to any other corporation or entity unless at the time of or prior to such transaction such other corporation or other entity shall expressly assume all of the liabilities and obligations of the Company under this Warrant and (without limiting the generality of the foregoing) shall expressly agree that the Holder of this Warrant shall thereafter have the right (subject to subsequent adjustment as nearly equivalent as practicable to the adjustments provided for in Paragraph 8 of this Warrant) to receive upon the exercise of this Warrant the number and kind of shares of stock and other securities and property receivable upon such transaction by a Holder of the number and kind of shares which would have been receivable upon the exercise of this Warrant immediately prior to such transaction.

         10.      REGISTRATION RIGHTS UNDER THE SECURITIES ACT OF 1933.

                  A. Issuance of Stock Registered under the Act by the Company upon Exercise. Not later than 120 days from the date of this Warrant, the Company will file a registration statement under the Act with respect to the number of shares of Common Stock issuable upon the exercise of this Warrant (the "Registrable Securities") in order to provide for the issuance by the Company of Common Stock upon exercise of this Warrant which has been registered under the Act, and shall use its best efforts to cause such registration statement to become and remain effective until such time as all of the Warrants shall have been exercised and the Common Stock issuable thereunder has been issued by the Company.

                  B. Supplemental Registration Rights. In the event the Company is precluded by the U.S. Securities and Exchange Commission (the "Commission") from registering under the Act the Registrable Securities for issuance upon exercise of this Warrant or if the Holder shall have exercised this Warrant prior to the effectiveness of the registration statement described in Subsection A above, the Holder shall have the following registration rights:

                     Piggyback Registration Rights. If (i) any 51% Holder (as defined in Section 10.F hereof) shall give notice to the Company at any time to the effect that such holder desires to have the Company registered under the Act any common stock issuable upon conversion of the Debentures, or (ii) the Company proposes to file a registration statement covering any securities of the Company, for its own account or for the account of others, the Company shall advise the

Holder or its transferee, whether the Holder holds the Warrant or has converted the Warrant and holds the Common Stock underlying the Warrant, by written notice at least four weeks prior to the filing of any registration statement under the Act, and will, until the Expiration Date, upon the request of the Holder, register under the Act all or any portion of the Registrable Securities and cause such registration statement to become and remain effective as provided in Subsection C hereof.

                  C. Registration Covenants of the Company. (a) In the event that any Registrable Securities are to be registered pursuant to Subsections A or B of this Warrant, the Company covenants and agrees that the Company will use its best efforts to effect the registration and cooperate in the sale of the Registrable Securities to be registered and will as expeditiously as possible:

                      (i) prepare and file with the  Commission  a  registration statement with respect to the Registrable Securities (as well as any necessary amendments or supplements thereto)(a "Registration Statement") which Registration Statement (A) will state that the holders of Registrable Securities covered thereby may sell such Registrable Securities under such Registration Statement or pursuant to Rule 144 (or any similar rule then in effect), (B) when it becomes effective, and when any post-effective amendment thereof and supplement thereto is filed, the Registration Statement, as then amended or supplemented, will comply in all material respects with the applicable provisions of the Act and the rules and regulations thereunder and, except for information provided in writing by the Holder for inclusion in the Registration Statement for which the Company does not represent or warrant as to its accuracy, will not contain an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                      (ii) furnish to the Holders copies of such Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof prior to filing, which documents will be subject to the review of counsel for the Holders;

                      (iii) use its best efforts to cause such Registration Statement to become effective;

                      (iv) notify the Holders, promptly after the Company shall receive notice thereof, of the time when said Registration Statement becomes effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

                      (v) notify the Holders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                      (vi) advise the Holders after the Company shall receive notice or obtain knowledge thereof of the issuance of any order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

                      (vii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus forming a part thereof as may be necessary to keep such Registration Statement effective (a) in the case of a Registration Statement filed and declared effective pursuant to Subsection A hereof, until such time as all Holders of the Warrants shall have exercised the Warrants, or (b) in the case of a Registration Statement filed and declared effective pursuant to Subsection B hereof, until such time as the Holders pursuant to such Registration Statement have disposed of all such Registrable Securities but in no event exceeding five (5) years from the date of effectiveness;

                      (viii) furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as that Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                      (ix) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as determined by the Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company will not be required to: (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify; (B) subject itself to taxation in any such jurisdiction; or
(C) consent to general service of process in any such jurisdiction);

                      (x) notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Holder, prepare a supplement or amendment to such Registration Statement so that such Registration Statement will not contain, to the Company's knowledge, an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                      (xi) cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                      (xii) provide a transfer agent for all such Registrable Securities not later than the effective date of such Registration Statement;

                      (xiii) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities;

                      (xiv) make available for inspection by the Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement; and

                      (xv) use its reasonable best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities.

                   (b) The Holder covenants and agrees to reasonably cooperate in the preparation of the Registration Statement by providing such information as the Company shall reasonably need from the Holder to include the Registrable Securities in the Registration Statement.

                  D.  Expenses.  All expenses in connection  with  preparing and filing any Registration Statement including, without limitation, costs of complying with federal and state securities laws and regulations, attorney's and accounting fees of the Company, printing expenses and federal and state filing fees shall be borne in full by the Company, except that the underwriting commissions and expenses attributable to the Registrable Securities so registered and the fees and disbursements of counsel, if any, to the Holders of the Registrable Securities shall be borne by such Holders.

                  E.  Indemnification.  Each  Holder of  Registrable  Securities
exercising the rights under Subsections A or B hereof will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement or statement contained in any registration statement or statement contained in a prospectus furnished under the Act or caused by omission to state a material fact therein necessary to make the statements therein not misleading, insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus and will reimburse each such indemnified person, as incurred, for any legal or other expenses reasonably incurred by them in investigating, defending or preparing to defend any such loss, claim, damage, liability, action or proceeding. In addition, each Holder will execute and deliver all such documents and undertakings as the Company may reasonably deem necessary or desirable for purposes of compliance with applicable federal and state securities laws. This indemnity agreement is in addition to any liability which the Holder may otherwise have. The Company's obligations as set forth in Subsections A, B and C with respect to each Holder are contingent on such Holder's satisfaction of his or its obligations set forth in this Subsection E.

                  The Company agrees to indemnify and hold harmless the Holders (and each person, if any, who controls the Holders within the meaning of the
Act) from and against any loss, claim, damage or liability, joint or several, to which they may become subject (under the Act or otherwise) insofar as such loss, claim, damage or liability (or action or proceeding in respect thereof) arises out of, or is based upon, (A) any untrue statement or alleged untrue statement of a material fact contained (x) in the Registration Statement, any preliminary prospectus, if used prior to the effective date of the Registration Statement, or any final prospectus, or any amendment thereof or supplement thereto, or (y) in any blue sky application or other document executed by the Company, or based upon written information furnished by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (as such application, document or information being hereinafter called a "Blue Sky Application"), or (B) the omission or alleged omission to state in the Registration Statement, any preliminary prospectus, if used prior to the effective date of the Registration Statement, or any final prospectus, or any amendment thereof or supplement thereto, or in any Blue Sky Application, of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each such indemnified person, as incurred, for any legal or other expenses reasonably incurred by them in investigating, defending or preparing to defend any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in such Registration Statement or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement or any such preliminary prospectus or the final prospectus or any such amendment thereof or supplement thereto, or any Blue Sky Application (including information concerning the manner in which the Holders intend to effect sales of the Registrable

Securities). This indemnity agreement is in addition to any liability which the Company may otherwise have.

                  F. The term "51% Holder" as used in this Section 10 shall mean the Holders of at least 51% of the shares of common stock into which the Debentures comprising a portion of the Units offered pursuant to the Private Placement Memorandum are convertible (considered in the aggregate) and shall included any owner or combination of owners of Debentures in any combination if the holdings of the aggregate amount of: (i) the common stock held by him or among them as a result of the conversion of the Debentures, plus (ii) the common stock which he or they would be holding if the Debentures owned by him or among them were converted, would constitute 51% or more of the common stock into which the Debentures were originally convertible. The Company's agreement with respect to the registration of the common stock in this Section 10 shall survive the exercise and surrender of this Warrant and upon exercise in full, the Company shall deliver to the Holder an agreement evidencing the Company's obligations under this Section 10.

         11.      REDEMPTION.

                  (A) This Warrant Certificate may be redeemed on not less than thirty (30) days' notice, at a redemption price of $.01 per Warrant, provided the market price of the Common Stock receivable upon exercise of such Warrant shall exceed $2.50 per share (the "Target Price"), subject to adjustment as set forth in Subsection (D) below. Market price for the purpose of this Section 11 shall mean as applicable (i) the closing sale price, for twenty (20) consecutive trading days (during which the Shares are registered pursuant to the Securities
Act), of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System; or (ii) the last reported sale price, for twenty (20) consecutive trading days (during which the Shares are registered pursuant to the Securities Act, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange; or (iii) the closing bid price, for twenty (20) consecutive trading days (during which the Shares are registered pursuant to the Act) in the over-the-counter market as reported by the National Quotation Bureau or similar information provider.

                  (B) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (Eastern Standard
Time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the "Redemption Date." No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company or an agent employed by the Company that notice of redemption has been mailed postage prepaid to the last address of the Holder appearing on the Warrant Certificate registry books kept by the Company shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any right to exercise a Warrant shall terminate at 5:00 P.M. (Eastern Standard Time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the redemption price.

                  (C) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder, except the right to receive payment of the redemption price, shall cease.

                  (D) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

                  (E) If less than all of the Warrants are called for redemption by the Company, the particular Warrants to be redeemed shall be redeemed pro-rata in accordance with the Warrants then outstanding. If there shall be drawn for redemption less than all of the Warrants represented by this Warrant Certificate, the Company shall execute and deliver, upon surrender of this Warrant Certificate, without charge to the Holder, a new Warrant Certificate representing the unredeemed balance of the Warrant represented by this Warrant Certificate.

         12.      TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

                  (A) The Holder of this Warrant Certificate, each transferee hereof and any Holder and transferee of any Shares, by his acceptance thereof, agrees that (a) no public distribution of Warrants or Shares will be made in violation of the Act, and (b) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the

Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

                  (B) This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

                      (1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Warrant or Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this subsection (B)(1) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Warrant, Shares or other security as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144 under the Act; or

                      (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

                  (C) Each certificate for Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement under the Act.

         13.      MISCELLANEOUS.

                  (A) LAW TO GOVERN. This Warrant shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to conflict of laws principles.

                  (B) ENTIRE AGREEMENT. This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Holder and the Company.

                  (C) NOTICES. Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Company: Halsey Drug Co., Inc.
         1827 Pacific Street
         Brooklyn, New York  11233
         Attn:  President

Holder:  At the address shown for the
         Holder in the registration
         book maintained by the
         Company.

                  (D) SEVERABILITY. If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction be in effect to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the end that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.

         IN WITNESS WHEREOF, Halsey Drug Co., Inc. has caused this Warrant Certificate to be signed by its duly authorized officers as of the 29th day of November, 1995.



                                         HALSEY DRUG CO., INC.



                                         By: /s/ Rosendo Ferran
                                            Rosendo Ferran, President

Attest:

/s/ Authorized Signatory

[CORPORATE SEAL]

                                  PURCHASE FORM





To:  Halsey Drug Co., Inc.
                   , 19



         The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate, Certificate No. W- , to the extent of Shares of Common Stock, $.01 par value per share of Halsey Drug Co., Inc., and hereby makes payment of $ in payment of the aggregate exercise price thereof.


                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES



Name:
     (Please typewrite or print in block letters)


Address:







                                       By: